John Deere Owner Trust 1999-A                      Exhibit 99.1
  Statement to Noteholders

$167,300,000 Class A-1 4.9988%
    Asset Backed Notes due June 19, 2000
$262,000,000 Class A-2 5.4660%
    Asset Backed Notes due August 15, 2001
$186,000,000 Class A-3 5.9400%
    Asset Backed Notes due October 15, 2002
$146,125,000 Class A-4 6.1200%
    Asset Backed Notes due October 17, 2005
$32,230,000  6.100% Class B
    Asset Backed Notes due October 17, 2005
$12,086,832  Asset Backed Certificates

Payment Date:                                         15-Feb-00

(1)  Amount of principal being paid on the Notes:

     (a)  A-1 Notes:                                      $0.00
          per $1,000 original principal amount:           $0.00

     (b)  A-2 Notes:                             $32,394,812.04
          per $1,000 original principal amount:         $123.64

     (c)  A-3 Notes:                                      $0.00
          per $1,000 original principal amount:           $0.00

     (d)  A-4 Notes:                                      $0.00
          per $1,000 original principal amount:           $0.00

     (e)  B Notes:                                $2,560,894.21
          per $1,000 original principal amount:          $79.46

     (f)  Total                                  $34,955,706.25

(2) Interest on the Notes

     (a)  A-1 Notes:                                      $0.00
          per $1,000 original principal amount:           $0.00

     (b)  A-2 Notes:                              $1,068,523.33
          per $1,000 original principal amount:           $4.08

     (c)  A-3 Notes:                                $920,700.00
          per $1,000 original principal amount:           $4.95

     (d)  A-4 Notes:                                $745,237.50
          per $1,000 original principal amount:           $5.10

     (e)  B Notes:                                  $131,589.96
          per $1,000 original principal amount:           $4.08

     (f)  Total                                   $2,866,050.79

(3)  After giving effect to distributions
     on current Payment Date:

     (a) (i)  outstanding principal amount
              of A-1 Notes:                               $0.00
         (ii) A-1 Note Pool Factor:                   0.0000000

     (b) (i)  outstanding principal amount
              of A-2 Notes:                     $218,943,589.85
         (ii) A-2 Note Pool Factor:                   0.8356626

     (c) (i)  outstanding principal amount
              of A-3 Notes:                     $186,000,000.00
         (ii) A-3 Note Pool Factor:                   1.0000000

     (d) (i)  outstanding principal amount
              of A-4 Notes:                     $146,125,000.00
         (ii) A-4 Note Pool Factor:                   1.0000000

     (e) (i)  outstanding principal amount
              of B Notes:                        $23,325,654.63
         (ii) B Note Pool Factor:                     0.7237249

     (f) (i)  Certificate Balance                 $8,747,120.49
         (ii) Certificate Pool Factor:                0.7236901

(4)  Note Value at the end of the related
     Collection Period                          $583,141,365.79

(5)  Pool Balance (excluding accrued
     interest) at the end of the related
     Collection Period                          $576,327,586.19

(6)  Amount of Servicing Fee:                       $507,830.76
     per $1,000 original principal amount:           0.63026485

(7)  Amount of Administration Fee:                      $100.00

(8)  Aggregate Purchase Amounts for
     Collection Period:                                   $0.00

(9)  Amount in Reserve Account:                  $14,100,482.07
     Specified Reserve Account Balance:          $14,100,482.07

(10) Aggregate amount of Realized Losses
     for the Collection Period:                     $100,700.04

(11) Amount of Payments that are more
     than 60 days past due:                       $1,507,862.00